UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2014

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      Plug Power Inc. (the “Company”) held its annual meeting of stockholders on July 23, 2014 (the “Annual Meeting”).  At the Annual Meeting, the stockholders approved an amendment and restatement of the Plug Power Inc. 2011 Stock Option and Incentive Plan (the “2011 Plan”) to, among other things, increase the number of shares of the Company’s common stock authorized for issuance under the 2011 Plan from 6,500,000 to 17,000,000.  A copy of the Amended and Restated 2011 Stock Option and Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2014, the Company filed a Third Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”). The Amendment increases the number of authorized shares of common stock, par value $0.01 per share (“Common Stock”), from 245,000,000 shares to 450,000,000 shares.  After giving effect to the Amendment, the authorized capital stock of the Company consists of 450,000,000 shares of Common Stock and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. The Company’s stockholders approved the Amendment at the Annual Meeting.

The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted upon the following five matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 9, 2014:

1.  The election of two directors each to hold office until the Company’s 2017 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.  The approval of an amendment and restatement of the 2011 Plan to increase the number of shares of the Company’s common stock authorized for issuance under such plan from 6,500,000 shares to 17,000,000 shares;

3.  The approval of the Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s common stock by 205,000,000 shares;

4.  The approval of an advisory resolution regarding the compensation of the Company’s named executive officers; and

5.  The ratification of KPMG LLP as the Company’s independent auditors for 2014.

The votes cast with respect to the election of directors were as follows:

Director	Votes For	Withheld

Larry G. Garberding	34,606,137	4,875,057

Douglas T. Hickey	37,936,146	1,546,048

There were 83,838,233 broker non-votes on this matter.  Each of Larry G. Garberding and Douglas T. Hickey were elected as a Class III directors, each to hold office until the Company’s 2017 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

The amendment and restatement of the 2011 Plan to increase the number of shares of the Company’s common stock authorized for issuance under such plan from 6,500,000 shares to 17,000,000 shares was approved and the results of the vote were as follows:

For:	31,992,125	Against:	6,429,408	Abstain:	1,059,661

There were 83,838,233 broker non-votes on this matter.

The Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s common stock by 205,000,000 shares was approved and the results of the vote were as follows:

For:	92,990,840	Against:	27,452,043	Abstain:	3,057,446

There were no broker non-votes on this matter.

The advisory resolution regarding the compensation of the Company’s named executive officers was approved and the results of the vote were as follows:

For:	32,847,796	Against:	5,421,226	Abstain:	1,213,172

There were 83,838,233 broker non-votes on this matter.

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014 was approved and the results of the vote were as follows:

For:	111,901,000	Against:	6,895,230	Abstain:	4,525,197

There were no broker non-votes on this matter.

Item 9.01.       Financial Statements and Exhibits

(d)       Exhibits.

3.1       Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company

10.1     Amended and Restated 2011 Stock Option and Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: July 25, 2014	By: /s/ Gerard L. Conway, Jr.
Name: Gerard L. Conway, Jr.
Title: General Counsel and Corporate Secretary